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                                                                    Exhibit 99.3

                                        AMENDMENT NO.1 dated as of April 6, 1999
                                        (this "Amendment") to the INVESTORS'
                                        RIGHTS AGREEMENT) (the "Original
                                        Agreement" and, as amended, this
                                        "Agreement"), dated as of March 22,
                                        1999, between BOSS INVESTMENT LLC, a
                                        Delaware limited liability company
                                        ("Investor") and BUILDING ONE SERVICES
                                        CORPORATION, a Delaware corporation (the
                                        "Company"). Capitalized terms used but
                                        not defined herein shall have the
                                        meanings ascribed to them in the
                                        Original Agreement.

In consideration of the premises and the mutual benefits to be derived from this Amendment and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   AMENDMENT
1.1 Dividends.
    ---------
        Section 16(c) of the Original Agreement is hereby amended by deleting therefrom the following "provided, however, that the Company may declare or pay any dividend on the Common Stock if such dividend, when combined with any other dividends declared or paid on the Common Stock in the preceding twelve-month period, does not exceed 5% of the aggregate Fair Market Value of the Common Stock at the time of the declaration or payment of such dividend".


                                  ARTICLE II

                            MISCELLANEOUS PROVISIONS

2.1 Agreement.
    ---------
       Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms. This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Agreement or any of the instruments or documents referred to in the Agreement and shall not prejudice any right or rights which the parties thereto may now or hereafter have under or in connection with the Agreement or any of the instruments or documents referred to therein.
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2.2 Counterparts.
    ------------
     This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

2.3 Governing Law.
    -------------
     This Amendment shall be governed and construed in accordance with the laws of the State of Delaware.

                                     * * *

                                       2
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IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date first written above.

                                             BOSS INVESTMENT LLC

                                             By: ____________________
                                                 Name:
                                                 Title:

                                             BUILDING ONE SERVICES CORPORATION

                                             By:_____________________________
                                                Name:
                                                Title: